EXHIBIT 99.1

Lowell Farms Inc. Announces Unaudited First Quarter 2022 Financial and Operational Results

Following recent milestone, Lowell Farms enters the year as the largest combined seller of packaged flower and all-flower pre-rolls in California

SALINAS, Calif., May 10, 2022 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California-born innovator in cannabis cultivation and maker of the legendary brand Lowell Smokes, announces unaudited revenue and operating results for the first quarter and fiscal year (ended March 31, 2022). All figures stated are in US Dollars.

First Quarter Financial Highlights:

  Revenue generated for the three-month period ended March 31, 2022 was $12.4 million; an increase of 13% from Q1 2021.
  CPG revenue increased 10% sequentially, primarily due to increases in pre-roll and packaged flower revenue.
  As expected, Lowell Farm Services (LFS) revenue declined $2.8 million from fourth quarter seasonal high levels.
  Gross margin as reported was 12.7% in the first quarter compared to negative 12.3% sequentially and negative 13.4% year over year.
  Operating expenses were $4.0 million or 33% of sales for the quarter, compared to $6.3 million or 42% of sales in the fourth quarter last year and $4.2 million or 38% of sales in the first quarter last year, reflecting cost reductions realized in the current quarter.
  The operating loss in the first quarter was $2.5 million compared to an operating loss of $8.2 million sequentially and an operating loss of $5.7 million year over year, reflecting the favorable impact from increased sales, cost reductions and efficiencies.
  Net loss for the first quarter was $4.1 million compared sequentially to a net loss of $10.0 million, which compares to a net loss of $6.7 million in the first quarter last year.
  Adjusted EBITDA in the first quarter was negative $0.9 million compared sequentially to adjusted EBITDA of negative $3.6 million and negative adjusted EBITDA of $4.6 million year over year. Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Information” below for further information and a detailed reconciliation to Net Loss, the closest comparable GAAP measure.
Revenue Summary ($’s in ‘000)

			Q/Q	Q/Q
	Dec 31, 2021	March 31, 2022	% Change	$ Change
CPG Revenues	$8,219	$9,077	10%	858
Bulk Product	$2,609	$2,259	-13%	(350)
LFS	$3,153	$350	-89%	(2,803)
Out-of-State Licensing	$1,092	$723	-34%	(369)
Net revenue	$15,073	$12,409	-18%	(2,664)

“For the second quarter in a row, Lowell Farms has taken the lead as California’s largest combined seller of packaged flower and all-flower pre-rolls in California per Headset,” says Co-Founder and Chief Executive Officer Mark Ainsworth. “You get there by selling a consistent, quality product that consumers have learned to trust and that is exactly what we sell.

“We also continue to make great strides with our out-of-state licensing partnerships, rising to become one of the top players in both of those markets for pre-rolls. That is a strong statement about the power of that brand.”

Subsequent events to the first quarter ended March 31, 2022:

  Lowell Herb Co. Expands Award-Winning Cannabis Brand with All-New Products, April 18, 2022
    https://ir.lowellfarms.com/news-events/press-releases/detail/85/lowell-herb-co-expands-award-winning-cannabis-brand-with
  Lowell Farms Inc. Becomes Exclusive Distributor of Zippo Products for California Cannabis Dispensaries, April 20, 2022
    https://ir.lowellfarms.com/news-events/press-releases/detail/86/lowell-farms-inc-becomes-exclusive-distributor-of-zippo

Operational Highlights and Ongoing Initiatives:
The Company’s focus remains on key initiatives to drive sustainable profitable growth as well as working closely with governing bodies to ensure effective changes in the cannabis industry taxation system that would make higher profitability possible.

  Lowell Farm Services:
    Lowell Farm Services, a first-of-its-kind cannabis processing facility in Salinas Valley, continues to improve operational efficiencies with a stronger focus on new clients and scalability.
      Lowell Farm Services processed over 98,604 pounds of wet weight product in the quarter.
      LFS processed approximately 11,000 pounds of finished bulk flower.
      The expected increase at LFS reflects the impact from seasonal spring harvests compared to minimal outdoor harvest activity during the first quarter. Spring outdoor harvest is small compared to the primary outdoor harvest yields in the fall.
      To alleviate the impact that seasonality has on the industry, the Company has signed multiple year-round greenhouse partners to ensure consistent processing revenues.
  Portfolio Brands and Out-of-State Licensing:
    The Company saw an increase in CPG revenue of 10.4% due to higher pre-roll and packaged flower revenue and as a result of cost reductions and efficiency improvements.
    For the second quarter in a row, Lowell Farms achieved a historic milestone of being the largest combined seller of packaged flower and all flower pre-rolls in California as measured by dollar volume by third party data aggregator Headset.
      The first quarter results show Lowell Farms two premier flower brands – Lowell Herb Co. and House Weed – as surpassing more than 500 competing brands in the market.
    Lowell Herb Co.
      Sales of Lowell branded products generated revenue of $5.0 million in the first quarter, approximating the record sales level in the fourth quarter of 2021.
    House Weed
      House Weed, a portfolio brand, generated revenue of over $2.9 million in the first quarter of 2022, an increase of over $0.5 million from the fourth quarter of 2021.
    Bulk Flower Sales
      Bulk flower sales pricing increased 34% from the fourth quarter, rebounding from December low pricing.
      Bulk flower sales declined 11% sequentially despite increasing selling prices due to seasonal lower flower yields during the winter months and declined 52% from the first quarter of 2021 due to lower pricing in the current quarter.
    Out-of-state Licensing
      Sales revenue for the quarter in Illinois totaled approximately $3.14 million.
      Sales revenue for the quarter in Massachusetts totaled approximately $1.5 million.
        The Massachusetts market specifically experienced supply disruptions during the quarter which contributed to sales declines
  Cultivation Quality and Efficiency:
    The Company’s focus on refining its cultivation processes, genetics, and facilities continue to improve the yield, potencies, and increase margins quarter over quarter.
      Lowell Farms saw its flower production at the greenhouse continue to steadily increase, with flower product totaling 8,356 lbs during the first quarter of 2022 in comparison to 4,724 lbs in the first quarter of 2021.
        The Company harvested 41 times in the first quarter of 2022; in contrast to 37 harvests in the first quarter of 2021.
        The average turn time for the flowering rooms has seen continued improvement and is now at 58 days in the first quarter of 2022 compared to 74 days in the first quarter of 2021.
    The portfolio of flower coming from the cultivation is becoming a standard for strains and genetics, which is generating an increase in consumer demand.
    The Company continues to evolve its licenses to increase its existing footprint and canopy for higher cultivation capacity.
  Distribution and Sales Capabilities:
    With the increased desirability of the Lowell brand, dispensary partners are continuing to add Lowell portfolio products to their orders.
      The average delivery drop value has increased to approximately $5,362 in the first quarter of 2022 from $3,552 in the first quarter of 2021.

“To compete with the black market, we have to do it with price, quality, safety, and partnership with governing bodies that control our industry,” said Chairman of the Board George Allen. “We need three things: good quality cannabis, a brand that people trust, and automation. We are on the right path to having all three.”

Q1 Financial Results Earnings Conference Call Details:
The conference call with management at 5:30 p.m. EDT on Tuesday, May 10, can be accessed using the following dial-in information:

U.S. and Canadian Toll Free: 1-877-407-0789
International: 1-201-689-8562
Webcast: Lowell Farms Inc.
Conference ID: 13728978

Please dial-in at least 10 minutes before the call to register.

The conference call will be webcast live and archived on the investor relations section of the Lowell Farms website at https://ir.lowellfarms.com/.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (the “Company”) is a California-based cannabis company with advanced production capabilities supporting every step of the supply chain, including cultivation, extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms grows artisan craft cannabis with a deep love and respect for the plant, and prides itself on using sustainable materials – from seed to sale – to produce an extensive portfolio of award-winning originals, including Lowell Herb Co, House Weed, MOON, and Kaizen, for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved.” The forward-looking information and forward-looking statements contained herein may include, but are not limited to, the anticipated growth of Lowell Farm Services and the ability of the Company to successfully achieve its business objectives and expectations for other economic, business, and/or competitive factors. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; the timing and availability of external financing on acceptable terms; the available funds of the Company and the anticipated use of such funds; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis product; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s annual information form filed on the SEDAR website at www.sedar.com and the Company's Form 10 filed on the SEC website at www.sec.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.

Use of Non-GAAP Financial Information

EBITDA is net income (loss), excluding the effects of income taxes (recovery); net interest expense; depreciation and amortization; and adjusted EBITDA also includes noncash fair value adjustments on investments; unrealized foreign currency gains/losses; share-based compensation expense; and other transactional and special expenses, such as out-of-period insurance recoveries and acquisition costs and expenses related to the markup of acquired finished goods inventory, which are inconsistent in amount and frequency and are not what we consider as typical of our continuing operations. Management believes this measure provides useful information as it is a commonly used measure in the capital markets and as it is a close proxy for repeatable cash generated by operations. We use adjusted EBITDA internally to understand, manage, make operating decisions related to cash flow generated from operations and evaluate our business. In addition, we use adjusted EBITDA to help plan and forecast future periods.

This measure is not necessarily comparable to similarly titled measures used by other companies. A reconciliation of this measure to Net Loss is provided below.

Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$5,886	$7,887
Accounts Receivable - net of allowance for doubtful accounts of $827 and $1,139 at March 31, 2022 and December 31, 2021, respectively	5,644	8,222
Inventory	15,807	13,343
Prepaid expenses and other current assets	2,702	1,976
Total current assets	30,039	31,428
Property and equipment, net	63,833	64,779
Other intangibles, net	40,674	40,756
Other assets	346	416

Total assets	$134,892	$137,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,317	$3,102
Accrued payroll and benefits	744	650
Notes payable, current portion	258	221
Lease obligation, current portion	2,503	2,444
Other current liabilities	6,224	3,706
Total current liabilities	12,046	10,123
Notes payable	19	28
Lease obligation	33,407	34,052
Convertible debentures	14,196	14,012
Mortgage obligation	8,813	8,857
Total liabilities	68,481	67,072
STOCKHOLDERS' EQUITY
Share capital	189,529	189,368
Accumulated deficit	(123,118)	(119,061)
Total stockholders' equity	66,411	70,307

Total liabilities and stockholders' equity	$134,892	$137,379

Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended
	March 31,	March 31,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(4,057)	$(6,719)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,511	908
Amortization of debt issuance costs	226	204
Share-based compensation expense	161	287
Provision for doubtful accounts	243	224
Termination of branding rights agreement	-	152
Unrealized gain on change in fair value of investments	70	(106)
Changes in operating assets and liabilities:
Accounts receivable	2,335	(2,471)
Inventory	(2,464)	(653)
Prepaid expenses and other current assets	(726)	1,058
Other assets	-	(9)
Accounts payable and accrued expenses	1,827	(2,146)
Net cash used in operating activities	$(874)	$(9,271)
CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from asset sales	$-	$1,980
Purchases of property and equipment	(483)	(373)
Acquisition of business assets, net	-	(4,569)
Net cash used in investing activities	$(483)	$(2,962)
CASH FLOW FROM FINANCING ACTIVITIES
Principal payments on lease obligations	$(586)	$(580)
Payments on notes payable	(58)	(31)
Proceeds from exercise of warrants and options	-	665
Net cash (used) provided by financing activities	$(644)	$54

Change in cash and cash equivalents	$(2,001)	$(12,179)
Cash and cash equivalents—beginning of year	7,887	25,751
Cash, cash equivalents —end of period	$5,886	$13,572

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$1,018	$846
Cash paid during the period for income taxes	$268	$91

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment not yet paid for	$79	$-
Issuance of subordinate voting shares in exchange for net assets acquired	$-	$34,237
Liabilities assumed and receivable forgiveness in exchange for net assets acquired	$-	$2,910
Debt and associated accrued interest converted to subordinate voting shares	$-	$665

Condensed Consolidated Statements of Income (Loss)
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2022	2021
Net revenue	$12,409	$11,026
Cost of goods sold	10,835	12,503

Gross profit (loss)	1,574	(1,477)

Operating expenses
General and administrative	2,164	2,460
Sales and marketing	1,761	1,441
Depreciation and amortization	108	324
Total operating expenses	4,033	4,225

Loss from operations	(2,459)	(5,702)

Other income/(expense)
Other income (expense)	(143)	(229)
Unrealized change in fair value of investment	(70)	106
Interest expense	(1,310)	(831)
Total other income (expense)	(1,523)	(954)

Loss before provision for income taxes	(3,982)	(6,656)
Provision for income taxes	75	63
Net loss	$(4,057)	$(6,719)

Net loss per share:
Basic	$(0.04)	$(0.13)
Diluted	$(0.04)	$(0.13)
Weighted average shares outstanding:
Basic	100,118	53,592
Diluted	100,118	53,592

The table below reconciles Net Loss to Adjusted EBITDA for the periods indicated.

	Three Months Ended
	March 31,	March 31,
(in thousands)	2022	2021
Net loss	$(4,057)	$(6,719)
Interest expense	1,310	831
Provision for income taxes	75	63
Depreciation and amortization in cost of goods sold	1,260	584
Depreciation and amortization in operating expenses	108	324
Depreciation and amortization in other income (expense)	143	-
EBITDA(1)	(1,161)	(4,917)
Investment and currency (gains)/ losses	70	(106)
Share-based compensation	161	287
Net effect of cost of goods on mark-up of acquired finished goods inventory	-	167
Transaction and other special charges	30	-
Adjusted EBITDA(1)	$(900)	$(4,569)
(1) Non-GAAP measure